As filed with the Securities and Exchange Commission on December 1, 2011

Registration Statement No. 333-177024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLEMAN CABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4410887
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

and subsidiary guarantors:

CCI INTERNATIONAL, INC.

PATCO ELECTRONICS, INC.

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrants as specified in their respective charters)

Delaware	38-3265872
Florida	59-3075317
Florida	59-2095002
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1530 Shields Drive

Waukegan, Illinois 60085

(847) 672-2300

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

G. Gary Yetman

President and Chief Executive Officer

1530 Shields Drive

Waukegan, Illinois 60085

(847) 672-2300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

James J. Junewicz

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

(312) 558-5257

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Primary Offering:
Common stock
Preferred stock
Debt securities
Warrants
Subscription rights
Stock purchase contracts
Stock purchase units
Guarantees of debt securities (4)
Total Primary Offering			$206,250,000(3)	$23,637
Secondary Offering:
Common stock	5,000,000	$8.75	$43,750,000	$5,014
Total Secondary Offering			$43,750,000	$5,014
Total			$250,000,000	$28,651(5)

(1)	With respect to the primary offering, pursuant to Rule 416 under the Securities Act, the securities registered hereunder are deemed to include an indeterminate amount and number of preferred stock and/or common stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act, with respect to the primary offering, the securities registered hereunder include an indeterminate number of shares of preferred stock and/or common stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, stock purchase contracts or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of preferred stock or common stock so issued upon conversion, exchange or redemption.
(2)	With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low sales price of Coleman Cable, Inc.’s common stock on September 23, 2011 on the NASDAQ Global Market.
(3)	Subject to Rule 462(b) under the Securities Act, with respect to the primary offering, there are being registered under this registration statement such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, stock purchase units and/or guarantees of debt securities that shall have an aggregate initial offering price not to exceed $206,250,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.
(4)	The guarantees are the joint and several, full and unconditional guarantees of Coleman Cable, Inc.’s obligations under certain of its debt securities by CCI International, Inc., Technology Research Corporation, and Patco Electronics, Inc., wholly-owned subsidiaries of Coleman Cable, Inc. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to guarantees of the debt securities being registered.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 1, 2011

PROSPECTUS

$206,250,000

COLEMAN CABLE, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

5,000,000 shares of common stock

offered by Selling Shareholders

We may offer and sell, at any time and from time to time, in one or more offerings, up to a total dollar amount of $197,500,000 of any of the following securities:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants;

•	subscription rights;

•	stock purchase contracts;

•	stock purchase units; and

•	guarantees of debt securities.

Selling shareholders described in the prospectus may offer and sell, at any time and from time to time, in one or more offerings, up to 5,000,000 shares of Coleman Cable, Inc. of common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we or the selling shareholders may offer with this prospectus, unless we say otherwise.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents or directly to purchasers. The applicable prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 13 of this prospectus.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the NASDAQ Global Market under the symbol “CCIX.”

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 2 of this prospectus, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus up to a total dollar amount of $206,250,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, the selling shareholders described in this prospectus may offer and sell, at any time and from time to time, in or more offerings, up to a total of 5,000,000 shares of common stock.

This prospectus provides you with only a general description of the securities we and the selling shareholders may offer. It is not meant to be a complete description of any security. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We and any underwriter or agent that we or the selling shareholders may from time to time retain may also provide other information relating to an offering, which we refer to as “other offering material.” The prospectus supplement as well as the other offering material may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described in the section entitled “Where You Can Find More Information” and any other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

Unless otherwise indicated or the context otherwise requires, all references to “Coleman Cable,” “Coleman,” “Company,” “Registrant,” “we,” “our,” “ours” and “us” refer to Coleman Cable, Inc. and its subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

ABOUT COLEMAN CABLE, INC.

We are a leading designer, developer, manufacturer and supplier of electrical wire and cable products for consumer, commercial and industrial applications, with operations primarily in the United States (“U.S.”) and, to a lesser degree, Honduras and Canada. Our broad line of wire and cable products enables us to offer our customers a single source for many of their wire and cable product requirements.

We produce products across four primary product lines: (1) industrial wire and cable, including portable cord, machine tool wiring, welding, instrumentation, tray and mining cable and other power cord products; (2) electronic wire, including telephone, data, security and coaxial cable, thermostat wire and irrigation cable; (3) assembled wire and cable products, including extension cords, booster and battery cable, lighting products and surge and strip products; and (4) fabricated bare wire, including stranded, bunched, and single-end copper, copper clad steel and various copper alloy wire.

The core component of most of our products is copper wire which we draw from copper rod into a variety of gauges of both solid and stranded copper wires. We use a significant amount of the copper wire that we produce as an input into the production of our finished wire and cable products, while the remainder of our copper wire production is sold in the form of bare copper wire (in a variety of gauges) to external OEMs and wire and cable producers. In the majority of our wire and cable products, a thermoplastic or thermosetting insulation is extruded over the bare wire (in a wide array of compounds, quantities, colors and gauges) and then cabled (twisted) together with other insulated wires. An outer jacket is then extruded over the cabled product. This product is then coiled or spooled and packaged for sale or processed further into a cable assembly.

Our principal executive officers are located at 1530 Shields Drive, Waukegan, Illinois 60085, and our telephone number is (847) 672-2300.

RISK FACTORS

Investing in the securities offered pursuant to this prospectus may involve a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. For more information, see the section entitled “Where You Can Find More Information” on page 16 of this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment.

SUBSIDIARY GUARANTORS

Certain of our wholly-owned subsidiaries that become guarantors from time to time in accordance with the applicable indenture (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our current and periodic reports pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus and the documents we incorporate by reference may constitute “forward-looking statements.” These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	adverse changes in general economic and capital market conditions;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing and integration consolidations;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes on exchange rates; and

•	other risks and uncertainties, including those described under “Risk Factors.”

Given these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for working capital and other general corporate purposes. We will have significant discretion in the use of any net proceeds. General corporate purposes may include, but are not limited to:

•	the repayment or refinancing of debt,

•	capital expenditures, or

•	the financing of possible acquisitions or business expansion.

The net proceeds from the sale of securities may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. When particular securities are offered, we will describe in the applicable prospectus supplement our intended use for the net proceeds received from the sale of such securities.

We will not receive any proceeds from any sale of our common stock by the selling shareholders.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by certain shareholders of Coleman, to whom we refer to as the “selling shareholders” in this prospectus, of up to 5,000,000 shares of our common stock. The selling shareholders originally acquired their shares from us in private sales of shares of our common stock that occurred on January 1, 2000 and on September 11, 2006, and each of the selling shareholders is party to the Shareholders Agreement (as defined below). See “Description of Capital Stock—Common Stock” for additional information. Our common stock that is beneficially owned by the selling shareholders was acquired for investment purposes and not with a view to the distribution of the common stock. At the time of the acquisition, such selling shareholders did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock. To the extent that we become aware that a selling shareholder acquired our common stock with a view to distribution or did have such an agreement or understanding, we will file a post-effective amendment to this registration statement to designate such selling shareholder an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Information about the potential selling shareholders who offer securities under the registration statement of which this prospectus is a part will be set forth in the prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and of certain provisions of Delaware law and are subject to and qualified in their entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate”) and our Amended and Restated By-laws (the “By-laws”), the Registration Rights Agreement (defined below) and the Shareholders Agreement (defined below). Copies of the Certificate, the By-laws, the Registration Rights Agreement and the Shareholders Agreement have been filed with the SEC and are filed as exhibits to the registration statement of which this prospectus forms a part.

As of the date hereof, our authorized capital stock consists of 85,000,000 shares, of which 75,000,000 shares are common stock, par value $0.001 per share, and 10,000,000 shares are preferred stock, $0.001 per share. As of September 26, 2011, there were 17,608,848 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. All of outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the NASDAQ Global Market under the symbol “CCIX.”

Common Stock

Voting rights. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted for vote. Our shareholders may not cumulate their votes in the election of directors.

Dividends. Holders of our common stock are entitled to receive dividends ratably if, as and when such dividends are declared by our board of directors out of assets legally available therefor after payment of dividends required to be paid on shares of preferred stock, if any.

Liquidation. In the event of any dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities and making provision for any holders of our preferred stock who have a liquidation preference, our remaining assets will be distributed ratably among the holders of common stock.

Fully paid. All the outstanding shares of common stock will be fully paid and nonassessable and will have a par value of $0.001 per share.

Other rights. Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Registration Rights. We have granted certain shareholders who are a party to the Shareholders Agreements “piggyback” registration rights with respect to their shares of our common stock whenever we propose to register any shares of our common stock (whether for our own account or for any other shareholder) with the SEC under the Securities Act, excluding the registration of shares for employee benefit plans, acquisitions or similar events. As a result, the shares held by certain shareholders subject to the Shareholders Agreement are included in the registration statement of which this prospectus is a part.

Preferred Stock

Our Certificate authorizes our board of directors, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation preferences of each of these series.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Liability and Indemnification of Officers and Directors

Our Certificate eliminates director liability for monetary damages arising from any breach of the director’s fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to the Company or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate and our By-laws generally provide that, subject to certain limitations, we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding; except that we shall only be required to indemnify an indemnified person in connection with a proceeding (or part thereof) commenced by such indemnified person if the commencement of such proceeding (or part thereof) by the indemnified person was authorized in advance by the Board of Directors.

Our By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Our By-laws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Effects of Provisions of Delaware Law, Our Certificate of Incorporation and By-laws

Our Certificate, By-laws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares.

Delaware Anti-Takeover Statute

We have elected not to be subject to Section 203 of the DGCL. In general, this section prevents certain Delaware companies under certain circumstances from engaging in a “business combination” with (i) a shareholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested shareholder”), (ii) an affiliate of an interested shareholder, or (iii) associate of an interested shareholder, for three years following the date that the shareholder became an “interested shareholder.” A “business combination” includes a merger or sale of 10% or more of the assets of the company.

Charter and By-law Provisions

Classified Board. Our Certificate provides that our board of directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board of directors. Our Certificate and By-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are generally available for future issues without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. Undesignated preferred stock may also be used in connection with a shareholder rights plan, although we have no present intention to adopt such a plan.

Filling Board of Directors Vacancies; Removal. Our Certificate provides that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to our board of directors or to our president. Directors may be removed only for cause upon the affirmative vote of the holders of seventy-five percent of the voting power of the outstanding shares of capital stock voting together as a single class.

No Cumulative Voting. The DGCL provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate provides otherwise. Under cumulative voting, a majority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Our Certificate does not provide for cumulative voting.

Election of Directors. Our By-laws require the affirmative vote of a plurality of the outstanding shares of our capital stock entitled to vote generally in the election of directors cast at a meeting of our shareholders called for such purpose.

Advance Notice Requirement for Shareholder Proposals and Director Nominations. Our By-laws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at the annual meeting of shareholders, not later than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed to our shareholders or public disclosure of the date of the special meeting was first made, whichever first occurs. With respect to other business to be brought before a meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of the shareholders. Our By-laws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to Our By-laws. Our Certificate permits our board of directors to repeal, alter, amend or rescind our By-laws. Our By-laws also provide that our By-laws can be repealed, altered, amended or rescinded in whole or in part, and new By-laws may be adopted, by the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote at any annual or special meeting of the shareholders, if notice is contained in the notice of such meeting. This provision may have the effect of making it difficult for a third party to acquire us.

No Shareholder Action by Written Consent; Special Meeting. Our Certificate precludes shareholders from initiating or effecting any action by written consent and thereby taking actions opposed by our board of directors. Our Certificate also provides that special meetings of shareholders may be called only by our board of directors.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF THE DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Coleman. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•

whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•	the date or dates on which the principal amount of the debt securities will mature;

•	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•

if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•

the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or debt securities (collectively “warrants”). Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement (a “warrant agreement”) to be entered into between us and a bank or trust company, as warrant agent (the “warrant agent”). The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the warrants are subject to, and are qualified in their entirety by reference to, the provisions of the warrant agreement.

General

If we offer warrants to purchase common stock, preferred stock or debt securities, the related prospectus supplement will describe the terms of the warrants, including the following (as applicable):

•	the title of the warrants;

•	the offering price, if any;

•	the aggregate number of warrants;

•

the designation, terms and principal amount of the common stock, preferred stock or debt securities purchasable upon exercise of the warrants and the initial price at which such securities may be purchased upon exercise;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	a discussion of certain federal income tax considerations, if applicable;

•	the redemption or call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

The shares of common or preferred stock issuable upon exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and nonassessable.

No Rights

Holders of warrants will not be entitled, by virtue of being such holders, to any rights of holders of the underlying securities. For example, holders of warrants will have no rights to:

•	vote or consent;

•	receive dividends;

•	payments of principal of and interest, if any, on the securities;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights whatsoever as our shareholders.

Exchange of Warrant Certificate

Warrant certificates may be exchanged for new warrant certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the warrant agent, which will be listed in the related prospectus supplement, or at such other office as may be set forth therein.

Exercise Of Warrants

Warrants may be exercised by surrendering the warrant certificate at the corporate trust office of the warrant agent, with the form of election to purchase on the reverse side of the warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the prospectus supplement. Upon the exercise of warrants, the warrant agent will, as soon as practicable, deliver the securities in authorized denominations in accordance with the instructions of the exercising warrant holder and at the sole cost and risk of such holder. If less than all of the warrants evidenced by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates.

The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell common stock, preferred stock, debt securities, warrants, subscription rights, stock purchase contracts, stock purchase units and/or guarantees of debt securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly by us or the selling shareholders;

•	through agents;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in the prospectus supplement relating to that offering, unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Other than our common stock, which is listed on the NASDAQ Global Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Coleman Cable, Inc. and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Technology Research Corporation for the year ended March 31, 2010 incorporated in this prospectus by reference from the Company’s Form 8-K/A filed with the SEC on November 22, 2011 have been audited by Kirkland, Russ, Murphy, & Tapp, P.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The financial statements of Technology Research Corporation for the year ended March 31, 2011 incorporated in this prospectus by reference from the Company’s Form 8-K/A filed with the SEC on November 22, 2011 have been audited by Mayer Hoffman McCann, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois. Certain Florida legal matters relating to the guarantees are being passed upon for us by Gunster, Yoakley & Stewart, P.A., West Palm Beach, Florida. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically. You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085, phone number (847) 672-2300.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

•

our Current Reports on Form 8-K filed with the SEC on January 18, 2011, March 28, 2011, March 29, 2011, April 12, 2011, May 3, 2011, May 17, 2011, as amended on August 1, 2011 and November 22, 2011, August 10, 2011, August 16, 2011 and September 27, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2011; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on February 28, 2007 (File No. 001-33337).

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Coleman Cable, Inc., 1530 Shields Drive, Waukegan, Illinois 60085, phone number (847) 672-2300.

Information contained on our website, http://www.colemancable.com, is not a prospectus and does not constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by Coleman Cable, Inc. in connection with the registration of the securities under this Registration Statement, all of which will be borne by Coleman Cable, Inc.

Securities and Exchange Commission Registration Fee		$29,025
Legal Fees and Expenses			*
Accountants’ Fees and Expenses			*
Printing Expenses			*
Miscellaneous			*

Total	$		*

*	To be filed by amendment.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

Our Certificate eliminates director liability for monetary damages arising from any breach of the director’s fiduciary duty except for liability (i) for any breach of the director’s duty of loyalty to the Company or our shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate and our By-laws generally provide that, subject to certain limitations, we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding; except that we shall only be required to indemnify an indemnified person in connection with a proceeding (or part thereof) commenced by such indemnified person if the commencement of such proceeding (or part thereof) by the indemnified person was authorized in advance by the Board of Directors.

Both the DGCL and our By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Section 145 of the DGCL and our By-laws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	List of Exhibits.

1.1*	Form of underwriting agreement.

3.1	Certificate of Incorporation of Coleman Cable, Inc., as filed with the Delaware Secretary of State on October 10, 2006, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

3.2	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of April 29, 2008, incorporated herein by reference to our Current Report on Form 8-K filed on May 5, 2008.

3.3	Certificate of Incorporation of CCI International, incorporated herein by reference to our Form S-4 filed on April 26, 2005.

3.4	By-laws of CCI International, incorporated herein by reference to our Form S-4 filed on April 26, 2005.

3.5†	Articles of Incorporation of Patco Electronics, Inc.

3.6†	Bylaws of Patco Electronics, Inc.

3.7†	First Amended and Restated Articles of Incorporation of Technology Research Corporation.

3.8†	Second Amended and Restated Bylaws of Technology Research Corporation.

4.1	Registration Rights Agreement, dated October 11, 2006, between Coleman Cable, Inc. and Friedman, Billings, Ramsey & Co., Inc., incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

4.2	Shareholders Agreement, dated October 11, 2006, between Coleman Cable, Inc. and its Existing Holders, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

4.3**	Form of Indenture relating to the senior debt securities.

4.4**	Form of Indenture relating to the subordinated debt securities.

4.5	Form of common stock certificate, incorporated herein by reference to our Registration Statement on Form 8-K filed on February 28, 2007.

4.6*	Form of warrant agreement.

4.7*	Form of warrant certificate.

4.8*	Form of preferred stock certificate.

4.9*	Form of subscription rights agreement.

4.10*	Form of stock purchase contract.

4.11*	Form of stock purchase unit.

5.1**	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

5.2**	Opinion of Gunster, Yoakley & Stewart, P.A.

12.1*	Statement re Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2**	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.3**	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann PC.

23.4**	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

23.5**	Consent of Gunster, Yoakley & Stewart, P.A. (contained in the opinion filed as Exhibit 5.2).

24.1†	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant and subsidiary guarantors.

25.1*	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	Filed herewith.
†	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j)	To undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee under subsection (a) or section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 1st day of December, 2011.

COLEMAN CABLE, INC.
(Registrant)

By	/s/ G. GARY YETMAN
G. Gary Yetman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. GARY YETMAN G. Gary Yetman	Director, President and Chief Executive Officer	December 1, 2011

By	/s/ RICHARD N. BURGER Richard N. Burger	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 1, 2011

By	* David Bistricer	Director	December 1, 2011

By	* Shmuel D. Levinson	Director	December 1, 2011

By	* Dennis Martin	Director	December 1, 2011

By	* Isaac Neuberger	Director	December 1, 2011

By	* Harmon Spolan	Director	December 1, 2011

By	* Denis E. Springer	Director	December 1, 2011

By	* Nachum Stein	Director	December 1, 2011

*By:	/S/ RICHARD N. BURGER
Richard N. Burger, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 1st day of December, 2011.

CCI INTERNATIONAL, INC.
(Registrant)

By	/s/ G. GARY YETMAN
G. Gary Yetman
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. GARY YETMAN G. Gary Yetman	Director, President and Chief Executive Officer	December 1, 2011

By	/s/ RICHARD N. BURGER Richard N. Burger	Director, Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 1st day of December, 2011.

PATCO ELECTRONICS, INC.
(Registrant)

By	/s/ G. GARY YETMAN
G. Gary Yetman
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. GARY YETMAN G. Gary Yetman	Director and President	December 1, 2011

By	/s/ RICHARD N. BURGER Richard N. Burger	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 1st day of December, 2011.

TECHNOLOGY RESEARCH CORPORATION
(Registrant)

By	/s/ G. GARY YETMAN
G. Gary Yetman
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. GARY YETMAN G. Gary Yetman	Director and President	December 1, 2011

By	/s/ RICHARD N. BURGER Richard N. Burger	Director, Secretary and Treasurer (Principal Financial and Accounting Officer)	December 1, 2011

EXHIBIT INDEX

1.1*	Form of underwriting agreement.

3.1	Certificate of Incorporation of Coleman Cable, Inc., as filed with the Delaware Secretary of State on October 10, 2006, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

3.2	Amended and Restated By-Laws of Coleman Cable, Inc., effective as of April 29, 2008, incorporated herein by reference to our Current Report on Form 8-K filed on May 5, 2008.

3.3	Certificate of Incorporation of CCI International, incorporated herein by reference to our Form S-4 filed on April 26, 2005.

3.4	By-laws of CCI International, incorporated herein by reference to our Form S-4 filed on April 26, 2005.

3.5†	Articles of Incorporation of Patco Electronics, Inc.

3.6†	Bylaws of Patco Electronics, Inc.

3.7†	First Amended and Restated Articles of Incorporation of Technology Research Corporation.

3.8†	Second Amended and Restated Bylaws of Technology Research Corporation.

4.1	Registration Rights Agreement, dated October 11, 2006, between Coleman Cable, Inc. and Friedman, Billings, Ramsey & Co., Inc., incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

4.2	Shareholders Agreement, dated October 11, 2006, between Coleman Cable, Inc. and its Existing Holders, incorporated herein by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

4.3**	Form of Indenture relating to the senior debt securities.

4.4**	Form of Indenture relating to the subordinated debt securities.

4.5	Form of common stock certificate, incorporated herein by reference to our Registration Statement on Form 8-K filed on February 28, 2007.

4.6*	Form of warrant agreement.

4.7*	Form of warrant certificate.

4.8*	Form of preferred stock certificate.

4.9*	Form of subscription rights agreement.

4.10*	Form of stock purchase contract.

4.11*	Form of stock purchase unit.

5.1**	Opinion of Winston & Strawn LLP as to the legality of the securities being registered.

5.2**	Opinion of Gunster, Yoakley & Stewart, P.A.

12.1*	Statement re Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2**	Consent of Independent Registered Public Accounting Firm, Kirkland, Russ, Murphy & Tapp, P.A.

23.3**	Consent of Independent Registered Public Accounting Firm, Mayer Hoffman McCann PC.

23.4**	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

23.5**	Consent of Gunster, Yoakley & Stewart, P.A. (contained in the opinion filed on Exhibit 5.2).

24.1†	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant and subsidiary guarantors.

25.1*	Form of T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under any indenture constituting Exhibit 4.1 hereto.

*	To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.
**	Filed herewith.
†	Previously filed.